                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-30344 and 333-51430) and on Form S-8 (Nos. 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover
Compressor Company of our report dated March 30, 2001, except as to Note 19 to the consolidated financial statements, which is as of April 15, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.




PricewaterhouseCoopers LLP

Houston, Texas
April 15, 2002